EXHIBIT 10.3
                             EMPLOYMENT AGREEMENT

              This Agreement is dated as of the 21st day of March, 1997, between Campo Electronics, Appliances and Computers, Inc. (the "Company") and Charles S. Gibson, Jr. (the "Employee").

              1. Employment/Capacity. The Company agrees to and does hereby employ the Employee, and the Employee agrees to and does hereby remain in the employ of the Company, upon the terms and conditions set forth in this Agreement. Such employment shall be in the capacity of Vice President - Logistics & Operations, subject to the supervision of the Company's Board of Directors and Chief Executive Officer. Such employment shall commence on the date of this Agreement (the "Effective Date") and shall continue until the second anniversary of the date of this Agreement unless sooner terminated as provided in this Agreement. As used in this Agreement, the phrase "term of this Agreement" shall be deemed to include the period subsequent to the Effective Date through the earlier of termination of Employee's employment with the Company or the second anniversary of the date of this Agreement; however, such phrase shall not be construed as limiting the enforceability by either party of any rights provided for in this Agreement.

              2. Time and Effort/Absences. During the term of this Agreement, the Employee shall devote his entire time and attention during normal business hours to the Company's business, and he shall not engage in any other business activity whether or not for gain, profit or other pecuniary advantage, but nothing shall be construed to restrict him
         (i) from performing services as a member of the Board of Directors, Board of Trustees or the like of any non-profit or for-profit entity whether or not he receives compensation therefor, provided that such services do not unreasonably interfere with his ability to perform the services and discharge his responsibilities hereunder, (ii) from investing his assets in such form or manner as will not require any services on his part in the operation of the business of the entity in which such investment is made, and/or (iii) from serving in various capacities with, and attending meetings of, industry groups and associations relevant to the Company's business.

              3. Corporate Offices. If elected, the Employee will serve, without additional compensation, as a director of the Company and/or as an officer and director (or in either capacity) of any subsidiary of the Company. The Company agrees during Employee's employment hereunder to:

                  (i) maintain, if available at a cost acceptable to the Board of Directors in its discretion, director and officer liability insurance for the Employee in connection with his serving in all such capacities in an amount and on such terms as are currently in effect for officers and directors of the Company or, if reduced, as are reasonably satisfactory to the Employ-ee; and

                  (ii) use  its  reasonable  best efforts to maintain
              the director and officer exculpation and indemnification provisions currently provided in its Articles of Incorporation and By-laws and, if Louisiana law at any time permits more protection than currently provided, use its best efforts to add such additional protection.

              4. Salary/Bonus/Other Benefits. In consideration of the services and duties to be rendered and performed by the Employee during the term of this Agreement, the Company agrees that it will, during the term of this Agreement, pay and provide for the Employee the compensation and benefits described below and described elsewhere in this Agreement and the Appendices hereto:

                  a. Salary. A salary, payable in equal bi-weekly installments, at the annualized rate provided in Appendix A hereto, or in such greater amount as may from time to time be fixed by the Board of Directors of the Company or any duly authorized committee thereof. The Employee's salary rate shall not be reduced without his written consent.

                  b. Bonus. A bonus or bonuses in such amount as described and as may from time to time be fixed in accordance with Appendix A hereto.

                  c.   Other  Benefits.   The  other payments  and/or
         benefits described in Appendix B hereto.

                  d. Withholding. All such payments shall be net of applicable withholding for taxes and other required amounts ("Withholding").

              5. Expenses. The Employee shall be reimbursed for out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting documents and forms as the Company shall reasonably request.

              6. Disability. If the Employee becomes Disabled (such term is used as defined in Section 1.5 of the Company's Severance Pay Plan and Summary Plan Description) during the term of this Agreement the Company shall have the continuing right and option while such disability continues by notice in writing to the Employee to terminate this Agreement effective thirty days after such notice is so given, unless within such thirty day period he becomes capable of rendering full time services of the character contemplated hereby and he resumes such services. If the Employee becomes Disabled, as aforesaid, the Company shall be obligated to provide to him the amounts and benefits described in Appendix C hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement.

              7. Death. If Employee dies during the term of this Agreement, this Agreement will terminate and the Company shall be obligated to provide his personal representative(s) and/or his beneficiaries with the amounts and death benefits described in Appendix C hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement.

              8. Severance or Termination Pay and Benefits. If the employment of the Employee is terminated at any time during the term of this Agreement (i) by him for Good Reason (as defined in Paragraph 9 hereof) or (ii) by the Company for any reason other than for Cause (as hereafter defined), the Company shall be obligated to pay to him the severance pay and benefits described in Appendix D hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement. If the employment of Employee is terminated at any time during the term of this Agreement
         (i) by him without Good Reason or (ii) by the Company for Cause, the Company shall be obligated to pay the Employee the termination and other benefits described in Appendix E hereto (less Withholding) in lieu of all other amounts and benefits provided by this Agreement. Termination of the Employee's employment on account of his Disability or death will not require the Company to pay and provide any amounts and benefits pursuant to Appendix D or E, but instead to pay and provide the amounts and benefits described in Appendix C.

              As used herein,  the term "Cause" means (i) the willful
         and continuing failure by the Employee to perform substantially the services contemplated (other than any such failure resulting from his Disability) within a reasonable period of time after a written demand for substantial performance is delivered to him by a duly authorized member or representative of the Company's Board of Directors which specifically identifies the manner in which it is alleged that he has not substantially performed such services, or
         (ii) the willful engaging by him in misconduct materially injurious to the Company.

              9.  Termination by the Employee for Good Reason.

                  a. The termination by the Employee of his employment for "Good Reason" during the term of this Agreement shall be deemed a justifiable termination of his employment and shall excuse him from the obligation to render services under or relating to this Agreement. In that event the Company shall be obligated to pay to the Employee the amounts and benefits described in Appendix D hereto in lieu of all others provided by this Agreement. As used herein, the term "Good Reason" means:

                       1.  the  occurrence  of  any of the following:
         (i) a change by the Company in his status, title or position(s) as an officer of the Company which does not represent a promotion from or enhancement of his status, title and position, or (ii) the assignment of any duties or responsibilities which are inconsistent with such status, title or position, or (iii) any removal of the Employee from or any failure to reappoint or reelect him to his position except in connection with a justifiable termination by the Company of his employment for Cause or on account of Disability or death or the termination by the Employee of his employment other than for Good Reason, provided in each such case described in clauses (i), (ii) or (iii) that the same continues for 10 days after written notice thereof by the Employee to the Company specifying the alleged occurrence; or

                       2. a reduction in his salary rate or a failure by the Company to pay to the Employee when due any installment of salary and/or any bonus required pursuant to Appendix A or to pay when due any other amounts owing under or relating to this Agreement, or to perform any of the Company's material obligations under this Agreement, which reduction or failure in any such case continues for a period of ten days after written notice thereof is given by him to the Company; or

                       3. the Company's requiring him to be based anywhere other than within a 75-mile radius of the New Orleans, Louisiana area except for required travel in the ordinary course of the Company's business.

              b. The filing by or against the Company of an application seeking protection under the federal bankruptcy laws, or the granting of such application, shall not of itself constitute Good Reason, but the failure of the Company to satisfy Paragraph 27 shall constitute Good Reason.

              c. Employee's right to terminate his employment for Good Reason during the term of this Agreement shall continue in effect until the Company notifies Employee in writing that Good Reason exists specifying the provision of the Agreement giving rise to the right to terminate and Employee fails to exercise such right within 60 days of actual receipt of such notice. Any such failure to exercise shall not prevent Employee from exercising the right to terminate for Good Reason with respect to any new occurrence constituting Good Reason that follows such failure and is not a continuation of a prior such occurrence.

              10. Notice  of Termination.  Any  purported  notice  of
         termination by the Company or the Employee of the Employee's employment shall be communicated in a writing delivered to the other party as provided in Paragraph 18 hereof (hereinafter a "Notice of Termination"). Any such Notice of Termination that purports to terminate Employee's employment for Cause or for Good Reason shall specify the termination provision relied upon by the party giving such notice and shall set forth in detail such facts and circumstances claimed to provide a justified basis for termination under the provision(s) so indicated.

              11. Trade Secrets, Etc. Upon the termination of his employment, the Employee agrees forthwith to deliver up to the Company, and, during the term of this Agreement and for 15 years thereafter, not to disclose to any person, firm, corporation, association or other entity other than the Company (a "Third Person") for any reason or purpose whatsoever other than as authorized by the Company or as required by law or as necessary to the performance of his duties to the Company, any confidential data in his possession, whether produced by the Company or by him, relating to the Company's business or any past, current or prospective activity of the Company.

              12. Customer   List.    The   Employee  recognizes  and
         acknowledges that any written list(s) of the customers, suppliers and/or vendors of the Company, its subsidiaries and affiliates, is a valuable, special and unique asset. The Employee agrees that he will not during the term of this Agreement or within 15 years thereafter, use for his own personal benefit or disclose any such written list or any part thereof, to any Third Person for any reason or purpose whatsoever.

              13. [Omitted]

              14. Injunctive Relief. In the event of a breach or threatened breach by the Employee of the provisions of Paragraph 11 or 12 of this Agreement during or after the term of this Agreement, the Company shall be entitled to an injunction restraining the Employee from violation of such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy it may have in the event of breach of this Agreement by the Employee.

              15. Certain Proprietary Rights. The Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, business plans, work models or procedures, whether or not patentable, which are made or conceived solely or jointly by him:

                  a. At any time during the term of his employment by the Company and during the course of or in connection with his duties during the term of this Agreement, or

                  b. With the use of time or materials of the Company. The Employee agrees to communicate to the Company or its representatives all facts known to him concerning such matters, to sign all rightful papers, make all rightful oaths and generally, at the Company's expense to do everything reasonably practicable (without expense to the Employee) to aid the Company in obtaining and enforcing proper legal protection for all such matters in all countries and in vesting title to such matters in the Company. At the Company's request (during or after the term of this Agreement) and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

              16. Binding  Effect.   This  Agreement shall be binding
         upon and inure to the benefit of:

                  a. The Company, and any successors or assigns of the Company, whether by way of a merger or consolidation, or by way of the Company selling all or substantially all of the assets of the Company, to a successor entity, or other-wise; however, in the event of the assignment by the Company of this Agreement, the Company shall nevertheless remain liable and obligated to the Employee in accordance with the terms hereof; and

                  b. The Employee, his estate, his executors, administrators, heirs and beneficiaries, none of whom shall be permitted to assign this Agreement or any rights or obligations hereunder.

              17. Expenses Relating to Enforcement of Rights. The Company agrees to pay as incurred, to the full extent permitted by law, all reasonable time-based legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision hereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), provided that if it is determined by a court that the position of Employee in any such contest is unreasonable or frivolous, he shall be required to reimburse the Company for his legal fees and expenses so paid by the Company.

              18. Notices. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

              If to the Company, addressed to:

                  Chief Executive Officer
                  Campo Electronics, Appliances and Computers, Inc. 109 Northpark Blvd., 5th Floor
                  Covington, LA 70433

              with a copy to:

                  Barbara Treuting Casteix, Esq.
                  Barrios Kingsdorf & Casteix
                  701 Poydras Street, Suite 3650
                  New Orleans, LA 70139

              If to the Employee, addressed to:

                  33 Laurel Oak
                  Covington, LA 70433

         or such other address as to which any party hereto may have notified the other in writing.

              19. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Louisiana.

              20. Entire Agreement. This Agreement, including Appendices A through E, inclusive, all of which are herein incorporated by reference and made a part hereof, and the documents referred to herein, contain the entire understand-ing between the Employee and the Company relating to the employment of the Employee by the Company during the term of this Agreement. No provision of this Agreement, including the Appendices, may be modified or amended except by an instrument in writing signed by both parties.

              21. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

              22. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

              23. Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

              24. Beneficiaries. Whenever this Agreement provides for any payment to be made to the Employee's estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary or beneficiaries by written notice to the Company.

              25. No Obligation to Mitigate Damages. The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Employee as a result of employment by another employer or by retirement or by other benefits, either before the date of this Agreement or after the date of termination of his employment with the Company under this Agreement.

              26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

              27. Bankruptcy Matters. The Company shall take all necessary steps reasonably available to it so that amounts payable hereunder shall not be subject to avoidance if the Company comes under the protection of the federal bankruptcy laws.

              28. Continuation. Employee's employment under the terms of this Agreement shall not be automatically continued beyond the termination of this Agreement even if Employee's employment by the Company continues thereafter. Any continuation of this Agreement shall only be by express written agreement of Employee and the Company.


                                CAMPO ELECTRONICS, APPLIANCES
                                   AND COMPUTERS, INC.


                                By:     /s/  REX O. CORLEY, JR.


                                        /s/  CHARLES S. GIBSON, JR.
                                     Charles S. Gibson, Jr.



                                  APPENDIX A

                              SALARY AND BONUSES


              A. Salary. The annualized salary rate of Employee during the first year of the term of the Agreement shall be $150,000 and shall be $157,500 during the second year (the "Base Salary").

              B. Stay Bonus. The Company shall pay to the Employee a one-time bonus of $150,000 (the "Stay Bonus"), in a lump sum payment made within fifteen days after the Completion Date, provided that the Employee is in the Company's full time employ on the Completion Date. "Completion Date" means the earliest of the following dates: (i) the date on which a plan of reorganization for the Company is confirmed, whether by a court in a reorganization proceeding or by private agreement with all or substantially all of the Company's material creditors (a "Reorganization Plan"); (ii) the date on which there occurs a "Change of Control" (as such term is defined in the Company's Severance Pay Plan); (iii) the date on which there is entered an order adjudging the Company a bankrupt under Chapter 7 of the federal Bankruptcy Code and such order is either a final, nonappealable order or is entered at the Company's request or with its consent; or
         (iv) the second anniversary of the date of this Agreement. Employee shall be entitled to receive, at the same time as and in addition to the Stay Bonus, all interest paid on the certificate of deposit described in paragraph E below.

              C. Performance Bonus. The Company shall pay to the Employee, upon execution of this Agreement, a one-time performance bonus of $25,000 in consideration of services previously performed by Employee for the Company.

              D. Incentive Compensation. The Company's Board of Directors shall use its reasonable best efforts to develop, as soon as is practicable, and in no event later than 120 days after the date of the Agreement, an executive incentive compensation program in which Employee shall be eligible to participate. The program shall be developed after consultation with an executive compensation consultant, and Employee's rewards under such program shall be based on goals designed to return the Company to a profitable position during the term of this Agreement or the Employee's continued employment with the Company following such term.

              E. Security for Stay Bonus. To secure payment of the Stay Bonus, the Company will, within five business days after the date of this Agreement, grant the Employee a perfected security interest in an interest-bearing certificate of deposit (or similar arrangement) issued by an institution reasonably acceptable to the Employee, in the principal amount of the Stay Bonus.


                                  APPENDIX B

                                OTHER BENEFITS


              During the term of the Agreement:

              A.  Vacation.   The Employee shall be entitled to three
         weeks of noncumulative paid vacation time per year of employment.

              B. Medical Benefits. The Employee shall be entitled to participate in the medical benefit plans provided by the Company from time to time to its executive officers generally.

              C. Other Benefits. The Employee shall be eligible to participate in any other benefit program provided by the Company from time to time to its executive officers generally.


                                  APPENDIX C

                             DEATH OR DISABILITY


              In the event of a termination of the Employee's employment during the term of the Agreement for the
         Employee's death or Disability, the Employee shall be entitled to payment within not less than 30 days from the date of termination of (a) his salary through the date of termination to the extent not already paid, (b) if such termination occurs prior to the Completion Date, that proportion of the Stay Bonus (but not to exceed 100% thereof) as is equal to the number of days from the date of this Agreement until the date the Employee's employment terminated, divided by the number of days from the date of this Agreement through the Completion Date, if such Date is then ascertainable by the Board of Directors with reasonable certainty, or 365 if such Date is not so ascertainable, and
         (c) his Performance Bonus, to the extent not already paid.


                                  APPENDIX D

                                  SEVERANCE


              Severance pay and benefits to be provided to the Employee if the Employee is terminated during the term of the Agreement by the Company without Cause or the Employee terminates his employment during the term of the Agreement for Good Reason are as follows: (a) the Company shall pay to the Employee the amounts that would be due (at the times they would be due) had employment terminated by reason of death or Disability and, in addition, an amount (payable within 30 days after termination of employment) equal to the additional salary and benefits Employee would have received had his employment terminated at (i) the first anniversary of the Agreement, or (ii) six months after its actual termination, whichever amount is greater, less any portion thereof that has previously been paid and less any severance benefits that are payable to Employee under the Company's Severance Pay Plan with respect to any "change of control" that occurs prior to the termination of Employee's employment; and (b) for a period ending on the earlier of
         (i) 6 months from the date of termination of Employee's employment or (ii) Employee's obtaining other full-time permanent employment, the Company shall, at its sole expense as incurred, provide the Employee with outplacement services that are reasonable in scope and cost in relation to his position. The following is an example of clause (a): if employment terminates prior to the end of the first six months of the term of this Agreement and Employee is entitled to severance, clause (a)(i) would apply. If it terminates at any time after the end of the first six months of the term of this Agreement and Employee is entitled to severance, clause (a)(ii) would apply.


                                  APPENDIX E

                                 TERMINATION


              If the employment of Employee is terminated at any time during the term of the Agreement (i) by Employee without Good Reason, or (ii) by the Company for Cause, the Company shall be obligated to Employee only for payment within not less than 30 days from the date of termination of his salary through the date of termination, to the extent not previously paid.


                          AMENDMENT TO EMPLOYMENT AGREEMENT

               This Amendment to Employment Agreement (the "Amendment") is entered into this 24th day of June, 1997 by and between Campo Electronics, Appliances and Computers, Inc.(the "Company") and Charles S. Gibson, Jr. (the "Employee").

                                     WITNESSETH:

               WHEREAS, the Employee is presently employed by the Company in the capacity of Vice President - Logistics & Operations, said employment being pursuant to an Employment Agreement dated March 21, 1997 (the "Agreement"); and

               WHEREAS,  the  Compensation  Committee  of  the   Board   of
          Directors of the Company (the "Committee") recognizes that the Employee's contribution to the Company, in terms of both the complexity of the Company's business that Employee has been asked to handle and the enormous amount of time and attention devoted by Employee after normal business hours to the Company's business, has been substantially in excess of what was anticipated at the time that the Agreement was executed; and

               WHEREAS, the Committee desires to provide for the continued employment of the Employee and to make certain modifications to the Agreement, and the Employee desires to continue to serve the Company upon the terms and conditions of the Agreement as herein amended.

               NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties and the mutual covenants set forth in the Agreement, the parties hereto hereby agree to amend the Agreement as follows:

               1. Paragraph 2 of the Agreement is amended to require the Employee to devote such time and attention after normal business hours to the Company's business as is reasonably necessary and, accordingly, Paragraph 2 of the Agreement is hereby revised to read as follows:

                    2. Time and Effort/Absences. During the term of this Agreement, the Employee shall devote his entire time and attention during normal business hours, and thereafter as reasonably necessary, to the Company's business, and he shall not engage in any other business activity whether or not for gain, profit or other pecuniary advantage, but nothing shall be construed to restrict him (i) from performing services as a member of the Board of Directors, Board of Trustees or the like of any non-profit or for-profit entity whether or not he receives compensation therefor, provided that such services do not unreasonably interfere with his ability to perform the services and discharge his responsibilities hereunder, (ii) from investing his assets in such form or manner as will not require any services on his part in the operation of the business of the entity in which such investment is made, and/or (iii) from serving in various capacities with, and attending meetings of, industry groups and associations relevant to the Company's business.

               2. The severance pay and benefits described in Appendix D of the Agreement are revised to provide that the additional salary and benefits that the Employee would have received had his employment not terminated are payable at the times they would otherwise be due rather than in a lump sum payment, and are expanded to include the payment of the Stay Bonus in a lump sum payment payable within 30 days after termination of employment. Accordingly, the existing language of Appendix D to the Agreement is deleted in its entirety and the following language is substituted therefor:

                                      APPENDIX D

                                      SEVERANCE

                         Severance   pay   and   benefits  to  be
                    provided to the Employee if the Employee is terminated during the term of the Agreement by the Company without Cause or the Employee terminates his employment during the term of the Agreement for Good Reason are as follows:
                    (a) the Company shall pay to the Employee (payable within 15 days after termination of employment) his salary and benefits through the date of termination, to the extent not already paid; (b) the Company shall pay to the Employee the additional salary and benefits that the Employee would have received (at the times they would have been paid) had his employment terminated at (i) the first anniversary of the Agreement, or
                    (ii) six months after its actual termination, whichever amount is greater, less any portion thereof that has previously been paid and less any severance benefits that are payable to Employee under the Company's Severance Pay Plan with respect to any "change of control" that occurs prior to the termination of Employee's employment; (c) the Company shall pay the Stay Bonus to the Employee (payable within 30 days after termination of employment); and (d) for a period ending on the earlier of (i) six months from the date of termination of Employee's employment or
                    (ii) Employee's obtaining other full-time permanent employment, the Company shall, at its sole expense as incurred, provide the Employee with outplacement services that are reasonable in scope and cost in relation to his position. The following is an example of clause (b): if employment terminates prior to the first six months of the term of this Agreement and Employee is entitled to severance, clause (b)(i) would apply. If it terminates at any time after the end of the first six months of the term of this Agreement and Employee is entitled to severance, clause (b)(ii) would apply.

               3. Except as specifically amended herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect, and the Agreement, as amended herein shall constitute the entire understanding and agreement among the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        CAMPO  ELECTRONICS,  APPLIANCES AND
                                        COMPUTERS, INC.

                                        By:  /s/  L. RONALD FORMAN
                                        Name:  L. Ronald Forman
                                        Title: Chairman, Management
                                               Committee & Member,
                                               Compensation Committee


                                        EMPLOYEE:

                                        /s/  CHARLES S. GIBSON, JR.
                                        CHARLES S. GIBSON, JR.